                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                COX RADIO, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             (COX RADIO, INC. LOGO)

To the Stockholders of Cox Radio, Inc.

     You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, on Thursday, May 11, 2000, at 9:30 a.m., local time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.

     Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting systems as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary or by using the telephone or Internet voting procedures at any time before the proxy is voted.

                                   Sincerely,

                                   /s/ ROBERT F. NEIL
                                   Robert F. Neil
                                   President and Chief Executive Officer

Atlanta, Georgia
March 24, 2000

                                COX RADIO, INC.
                          1400 LAKE HEARN DRIVE, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000
                             ---------------------

To the Stockholders of Cox Radio, Inc.

     The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. ("Cox Radio") will be held at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319 on Thursday, May 11, 2000, at 9:30 a.m., local time, for the following purposes:

          1. To elect a Board of Directors of eight members to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio's independent auditors for the year ending December 31, 2000;

          3. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock;

          4. To approve an amendment to the Certificate of Incorporation to effect a three-for-one split of Cox Radio's outstanding stock; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 14, 2000 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.

     Cox Radio's Annual Report to stockholders for the year ended December 31, 1999 is enclosed herewith.

                                          By Order of the Board of Directors,

                                          /s/ Andrew A. Merdek
                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 24, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEMS AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

                                COX RADIO, INC.
                          1400 LAKE HEARN DRIVE, N.E.
                             ATLANTA, GEORGIA 30319
                                 (404) 843-5000
                             ---------------------

                                PROXY STATEMENT

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

SOLICITATION OF PROXIES

     The Board of Directors of Cox Radio, Inc. is furnishing this Proxy Statement to solicit proxies for use at Cox Radio's 2000 Annual Meeting of Stockholders, to be held on May 11, 2000, at 9:30 a.m., local time, at Corporate Headquarters, 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

     This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Cox Radio on or about March 24, 2000. Cox Radio will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

     The shares of Class A Common Stock and Class B Common Stock represented by valid proxies that we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation and not later revoked. Voting your proxy by mail, telephone or the Internet will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

          (1) FOR the election of the Board of Directors' nominees for directors;

          (2) FOR the ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, as Cox Radio's independent auditors for the year ending December 31, 2000;

          (3) FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock; and

          (4) FOR the amendment to the Certificate of Incorporation to effect a three-for-one split of Cox Radio's outstanding stock.

     If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

     In determining whether a proposal is approved, we will count shares that the stockholder does not vote "for" as a vote "against" the proposal. Thus, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

VOTING SECURITIES

     Cox Radio has two classes of outstanding voting securities, Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share. As of February 29, 2000, there were 9,342,074 shares of Class A Common Stock and 19,577,672 shares of Class B Common Stock outstanding. Only holders of record of shares of Class A Common Stock or shares of Class B Common Stock at the close of business on March 14, 2000, which the Board of Directors has fixed as the record date, are entitled to vote at the meeting.

     Except as otherwise stated herein, the Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, which represent a majority of the votes entitled to be cast by such shares, will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors, the ratification of appointment of independent auditors, approval of the amendments to the Certificate of Incorporation to increase the authorized shares of each class of our capital stock and to effect a three-for-one stock split of the issued and outstanding shares of each such class. Additionally, the proposed stock split of the outstanding shares of each class of common stock requires the affirmative vote of a majority of the outstanding shares of that class entitled to vote.

     Stockholders will not have appraisal rights with respect to any of the proposals to be voted upon at the Annual Meeting.

VOTING BY PROXY

     If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     Instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy, by written notice to the Secretary of Cox Radio, by a later-dated proxy either signed and returned by mail or by using the telephone or Internet voting procedures before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

     As of February 29, 2000, Cox Enterprises, Inc., a Delaware corporation, through its wholly-owned subsidiary, Cox Broadcasting, Inc., a Delaware corporation, held approximately 95.4% of the combined voting power of the Class A Common Stock and Class B Common Stock and 100% of the issued and outstanding shares of Class B Common Stock. Accordingly, Cox Enterprises will have sufficient voting power (a) to elect all members of the Board of Directors, (b) to ratify the appointment of independent auditors, (c) to approve amendments to the Certificate of Incorporation to (i) increase the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock and (ii) effect a three-for-one split of the outstanding shares of Class B Common Stock and (d) to control substantially all other actions that may come before the Annual Meeting.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the meeting, eight directors are to be elected to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of Cox Radio.

     The eight directors nominated for election at the 2000 Annual Meeting of Stockholders are: David E. Easterly; Ernest D. Fears, Jr.; Richard A. Ferguson; Paul M. Hughes; James C. Kennedy; Marc W. Morgan; Robert F. Neil; and Nicholas
D. Trigony. The persons named as proxies intend (unless authority is withheld) to vote for election of all of the nominees as directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the nominees is unable or unwilling to serve as a director of Cox Radio, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

     The affirmative vote of the holders of a majority of the voting power of Cox Radio's Class A Common Stock and Class B Common Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     The following information regarding the nominees, their principal occupations, employment history, and directorships in certain companies is as reported by the respective nominees.

     David E. Easterly, 57, has served as director of Cox Radio since July 1996 and has served as President and Chief Operating Officer of Cox Enterprises, Inc. since October 1994. He was President of Cox Newspapers, Inc., a subsidiary of Cox Enterprises, from May 1986 through October 1994. Mr. Easterly joined Cox Enterprises in 1970 at the Dayton Daily News, transferring to Atlanta in 1981 as Vice President of Operations for Cox Newspapers. He was named Publisher of the Cox Enterprises-owned The Atlanta Journal/Constitution in April 1984. Mr. Easterly is a member of the Board of Directors of the Associated Press and Mutual Insurance Company, Ltd. and of MP3.com, Inc. Mr. Easterly also serves as a director of Cox Enterprises and of Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises.

     Ernest D. Fears, Jr., 67, has served as director of Cox Radio since December 1996. He has been a lecturer at Howard University since 1990 and was a consultant to the National Institute of Health from February to August of 1996. From June 1992 to August 1992, he was General Manager for radio station XFRM-FM in San Diego, California/Tijuana, Mexico. Mr. Fears retired in 1987 as General Manager of American Broadcasting Company's WRQX-FM in Washington D.C.

     Richard A. Ferguson, 54, has served as a director of Cox Radio since May 1997 and as Vice President and Co-Chief Operating Officer since July 1999. Prior to that, he served as Vice President and Chief Operating Officer since April 1997. Previously, Mr. Ferguson served as President, Chief Executive Officer and a director of NewCity Communications, Inc. since its organization in 1986. He served as the President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz Broadcasting Company. Prior to 1981, he served as the President of Park City Communications, Inc. ("Park City"), until Park City was acquired by Katz Communications. Mr. Ferguson is Immediate Past Chairman of the Joint Board of Directors of the National Association of Broadcasters and a member of the Radio Operators Caucus.

     Paul M. Hughes, 61, has served as director of Cox Radio since December 1996. He has been President and Chief Operating Officer of OG Holding LTD since April 1995. From June 1991 through April 1, 1995 he was Chairman of Hughes Broadcasting Partners, and from April 1995 through December 1998 he was President of Great Trails Broadcasting, Inc.

     James C. Kennedy, 52, has served as a director of Cox Radio since July 1996. He has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises' President and Chief Operating Officer. Mr. Kennedy joined Cox Enterprises in 1972, and initially worked with Cox Enterprises' Atlanta Newspapers. He is Chairman of the Board of Directors of Cox Communications, a director of Flagler Systems, Inc. and an advisory director of Chase Bank of Texas, N.A.

     Marc W. Morgan, 50, has served as a director of Cox Radio since August 1999 and as Vice President and Co-Chief Operating Officer since July 1999. Prior to that, he served as Senior Group Vice President of Cox Radio from May 1997 to June 1999. He has been Vice President and General Manager of WSB Radio since July 1992. Previously, Mr. Morgan was Senior Vice President of Cox Radio from July 1996 to May 1997, and Vice President and General Manager of WCKG-FM (Chicago, Illinois) from January 1984 to July 1992.

     Robert F. Neil, 41, has served as a director and as President and Chief Executive Officer of Cox Radio since July 1996 and was Executive Vice
President -- Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta, Georgia). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville, Florida). He served at WYYY-FM and WSYR-AM (Syracuse, New York) as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983.

     Nicholas D. Trigony, 59, has served as Chairman of the Board of Directors of Cox Radio since July 1996 and has served as President of Cox Broadcasting since March 1990. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President -- Radio and was Executive Vice President -- Broadcast from April 1989 to March 1990. He is also past Chairman of the Board of the National Association of Television Program Executives and serves on its Executive Committee. Mr. Trigony is a past chairman and current board member of the Television Operators Caucus and past Chairman of the National Association of Broadcaster's Media Convergence Task Force.

     Except as set forth herein, there is no family relationship between any director, executive officer or person nominated or chosen by Cox Radio to become a director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information as of February 29, 2000 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by Cox Radio to own more than 5% of any class of the outstanding voting securities of Cox Radio.

                                                                                              PERCENT OF
                                                                                              VOTE OF ALL
                                                 CLASS A    PERCENT    CLASS B                CLASSES OF
                                                 COMMON       OF        COMMON     PERCENT      COMMON
NAME OF BENEFICIAL OWNER                          STOCK      CLASS      STOCK      OF CLASS      STOCK
------------------------                        ---------   -------   ----------   --------   -----------
Cox Enterprises, Inc.(1)(2)(3)................                        19,577,672     100%         95.4%
Massachusetts Financial Services Company(4)...  1,010,348    10.9%            --      --          0.49%
Baron Capital Group, Inc.(5)..................    742,200     7.9%            --      --          0.36%
Westport Asset Management, Inc.(6)............    566,600     6.1%            --      --          0.27%
Janus Capital Corp.(7)........................    957,355    10.2%            --      --          0.46%

---------------

(1) The business address for Cox Enterprises is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319.
(2) All the shares of common stock of Cox Radio that are beneficially owned by Cox Enterprises are held of record by Cox Broadcasting. Cox Broadcasting holds 19,577,672 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings are beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote
    (3) below.
(3) There are 607,634,354 shares of common stock of Cox Enterprises outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.8%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.8%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Richard L. Braunstein, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 248,237,055 shares (40.9%); and (iv) 265 individuals and other trusts exercise beneficial ownership over the remaining 9,498,767 shares (1.5%), including 43,734 shares held beneficially and of record by Garner Anthony, the husband of Barbara Cox Anthony (as to which Barbara Cox Anthony disclaims beneficial ownership). Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 598,135,587 shares (98.5%) of the common stock of Cox Enterprises. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and a director of Cox Radio.
(4) The information contained in this table with respect to Massachusetts Financial Services Company is based on a filing on Schedule 13G reporting ownership as of December 31, 1999. The address for the reporting party is 500 Boylston Street, Boston, Massachusetts 02116.
(5) The information contained in this table with respect to Baron Capital Group, Inc. is based on a joint filing on Schedule 13G reporting ownership as of December 31, 1999 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron. The principal business office of each of the reporting parties is 767 Fifth Avenue, 24th Floor, New York, New York 10153.
(6) The information contained in this table with respect to Westport Asset Management, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 1999. The address of the reporting person is 253 Riverside Avenue, Westport, CT 06880.
(7) The information contained in this table with respect to Janus Capital Corp. is based on a filing on Schedule 13G reporting ownership as of December 31, 1999. The address of the reporting person is 100 Fillmore Street, Denver, Colorado 80206.

SECURITY OWNERSHIP OF MANAGEMENT

     "Beneficial ownership" of the Class A Common Stock of Cox Radio and the common stock of Cox Enterprises by Cox Radio's directors and Named Executive Officers, and by all directors and executive officers as a group at February 29, 2000 is shown in the following table. Except as indicated below, none of such persons, individually or in the aggregate, owns 1% or more of the common stock of Cox Radio or Cox Enterprises.

                                      NUMBER OF SHARES OF      NUMBER OF SHARES OF     PERCENT OF SHARES OF
                                       COX RADIO CLASS A         COX ENTERPRISES            COX RADIO
                                          COMMON STOCK            COMMON STOCK            CLASS A COMMON
NAME OF BENEFICIAL OWNER                     OWNED                    OWNED                STOCK OWNED
------------------------              --------------------     -------------------     --------------------
David E. Easterly...................          5,000                  531,834                       (h)
Richard A. Ferguson.................         52,208(a)                    --                       (h)
Robert B. Green.....................         84,060(b)                    --                       (h)
James C. Kennedy....................         53,292                       --(c)                    (h)
Marc W. Morgan......................         86,659(d)                    --                       (h)
Robert F. Neil......................        161,418(e)                 9,204                    1.7%
Nicholas D. Trigony.................          1,000                  205,833                       (h)
Ernest D. Fears, Jr.................          1,393                       --                       (h)
Paul M. Hughes......................            893                       --                       (h)
Richard A. Reis.....................         45,750(f)                    --                       (h)
All directors and executive officers
  as a group (eleven persons,
  including those named above)......        508,827(g)               746,871                    5.4%

---------------

(a) Includes 18,324 shares subject to stock options that are exercisable within 60 days.
(b) Includes 63,822 shares subject to stock options that are exercisable within 60 days.
(c) Mr. Kennedy owns of record no shares of common stock of Cox Enterprises. Sarah K. Kennedy, Mr. Kennedy's wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of 22,140 shares of common stock of Cox Enterprises. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 598,135,870 shares of common stock of Cox Enterprises. Also, Mr. Kennedy's children are the beneficiaries of a trust, of which R. Dale Hughes is the sole trustee, that beneficially owns 16,155 shares of common stock of Cox Enterprises. Mr. Kennedy disclaims beneficial ownership of all such shares.
(d) Includes 72,084 shares subject to stock options that are exercisable within 60 days.
(e) Includes 127,230 shares subject to stock options that are exercisable within 60 days.
(f) Includes 18,186 shares subject to stock options that are exercisable within 60 days.
(g) Includes 308,646 shares subject to stock options that are exercisable within 60 days.
(h) Beneficial owner, individually or in the aggregate, owns less than 1% of the Class A Common Stock of Cox Radio.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Cox Radio's executive officers and directors and persons who own more than 10% of Cox Radio's Class A Common Stock to file reports of ownership and changes in ownership of Cox Radio's Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting person, Cox Radio believes that from January 1999 through the date of this Proxy Statement, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS AND COMMITTEES

     During 1999, the Board of Directors met three times. The Executive Committee of the Board of Directors took action by unanimous written consent eight times. The members of the Executive Committee are Nicholas D. Trigony (Chair), James C. Kennedy, David E. Easterly and Paul M. Hughes.

     Cox Radio also has an Audit Committee and a Compensation Committee of the Board of Directors. The members of the Audit Committee and the Compensation Committee are Paul M. Hughes and Ernest D. Fears, Jr. Mr. Hughes is the Chair of the Audit Committee and Mr. Fears is the Chair of the Compensation Committee.

     The Audit Committee:

     - approves the selection of the independent auditors for Cox Radio;

     - approves the services to be performed by the independent auditors;

     - reviews the scope and results of the annual audit;

     - reviews the independence of the auditors;

     - reviews the performance and fees of the independent auditors;

     - reviews the adequacy of the system of internal accounting controls;

     - reviews the scope and results of internal auditing procedures;

     - reviews the activities of Cox Radio's Risk Committee, a Board-created committee composed of senior financial managers with oversight of financial risk management; and

     - reviews related party transactions, if any.

     The Audit Committee met once and took action by unanimous written consent once in 1999.

     The Compensation Committee:

     - adopts and oversees the administration of compensation plans for executive officers and senior management of Cox Radio;

     - determines awards granted to executive officers under such plans;

     - approves the chief executive officer's compensation; and

     - reviews the reasonableness of such compensation.

     The Compensation Committee met twice in 1999.

     During 1999, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which such director served.

COMPENSATION OF DIRECTORS

     The directors who are not affiliates of Cox Radio, Paul M. Hughes and Ernest D. Fears, Jr., are reimbursed for expenses and paid an annual fee of $20,000. The annual fee is paid as follows: (a) one-half in shares of Class A Common Stock pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors ("Directors' Restricted Stock Plan"), subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances, plus (b) one-half in cash. In addition, the non-affiliate directors receive a meeting fee of $1,000 for every board meeting and committee meeting attended. The directors of Cox Radio who are affiliates of Cox Radio do not receive any compensation for serving on the Board of Directors. The maximum number of shares of Class A Common Stock that may be granted pursuant to restricted stock awards under the Directors' Restricted Stock Plan is 25,000, which will increase to 75,000 if the three-for-one stock split becomes effective.

EXECUTIVE OFFICERS

     The executive officers of Cox Radio who are not directors are set forth below. Executive officers of Cox Radio are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Maritza C. Pichon, 45, has served as Chief Financial Officer of Cox Radio since July 1996. She was Assistant Controller of Cox Enterprises from June 1990 through June 1996. Previously, she served as manager of accounting, senior accountant and staff accountant. Ms. Pichon joined Cox Enterprises in September 1984.

     Robert B. Green, 46, has served as Group Vice President of Cox Radio since May 1997 and was Vice President and General Manager of Cox Radio's Miami, Florida radio stations, WFLC-FM and WHQT-FM, since September 1992. Previously, Mr. Green was Regional Vice President of Cox Radio from July 1996 to May 1997, and Station Manager of WSB-AM/FM (Atlanta, Georgia) from January 1990 to September 1992.

     Richard A. Reis, 46, has served as Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Group Vice President of NewCity since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM in Worcester, Massachusetts from 1981 and 1983, respectively, to 1989. Since 1989, he has served as General Manager of WDBO-AM and WWKA-FM in Orlando, Florida and of WCFB-FM since 1992. Since July 1996, Mr. Reis has served as Group Vice President of Cox Radio's six Orlando, Florida radio stations (WDBO-AM, WWKA-FM, WCFB-FM, WHOO-AM, WHTQ-FM and WMMO-FM). He is a member of the Orlando Radio Broadcasters Association and Orlando Ad Federation.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1997, 1998 and 1999, concerning the cash and non-cash compensation earned by, or awarded to, the Chief Executive Officer and the other four most highly compensated executive officers of Cox Radio whose combined salary and bonus exceeded $100,000 in such periods (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                             -----------------------------
                                   ANNUAL COMPENSATION          RESTRICTED      SECURITIES
NAME AND                       ---------------------------        STOCK         UNDERLYING      ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY     BONUS       AWARDS(A)(B)     OPTIONS(C)   COMPENSATION(D)
------------------             ----    --------   --------   ----------------   ----------   ----------------
Robert F. Neil...............  1999    $409,860   $327,888       $    --          22,900          $6,000
  President and Chief          1998     379,500    303,600            --          26,544           6,000
  Executive Officer            1997     345,000    276,000        68,828          26,881           6,000
Marc W. Morgan...............  1999    $289,836   $199,070       $    --           8,800          $6,000
  Vice President & Co-         1998     265,650    171,344            --           8,864           6,000
  Chief Operating Officer      1997     253,000    177,000        38,720           3,584           6,000
Richard A. Ferguson..........  1999    $289,836   $173,902            --           9,200          $6,000
  Vice President & Co-         1998     273,430    136,715            --           9,124           6,000
  Chief Operating Officer      1997(e)  195,308     52,082            --           8,085             826
Richard A. Reis..............  1999    $223,650   $156,555            --           5,400          $6,000
  Group Vice President         1998     210,000    101,446            --           5,190           6,000
                               1997     200,000     70,000            --           7,596           6,000
Robert B. Green..............  1999    $227,168   $147,659            --           7,000          $6,000
  Group Vice President         1998     212,307    131,630            --           7,017           6,000
                               1997     200,290     89,130        27,971           3,106           6,000

---------------

(a) The aggregate number of restricted shares held by each Named Executive Officer as of December 31, 1999 and the aggregate value of such restricted shares based on the closing price of Class A Common Stock as of that date ($99.75 per share) are:

NAME                                            NUMBER OF SHARES   VALUE AT 12/31/99
----                                            ----------------   -----------------
Robert F. Neil................................         0                  $0
Marc W. Morgan................................         0                   0
Richard A. Ferguson...........................         0                   0
Richard A. Reis...............................         0                   0
Robert B. Green...............................         0                   0

(b) 1997 restricted stock awards represent additional awards made on March 31, to adjust for the use of an underestimated value of Cox Enterprises in converting awards under Cox Enterprises' Unit Appreciation Plan to restricted stock awards in 1996. These shares of restricted stock vested on January 1, 1999. The numbers of shares of restricted stock awarded to Named Executive Officers in 1997 were as follows: Mr. Neil: 3,317 shares; Mr.
    Morgan: 1,866 shares; and Mr. Green: 1,348 shares.
(c) 1997 option awards include additional awards made to adjust for the use of an underestimated value of Cox Enterprises in converting Unit Appreciation Plan awards to option awards in 1996.
(d) Reflects amounts contributed to the Cox Enterprises, Inc. Savings and Investment Plan and credited under the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan.
(e) Reflects compensation earned by Richard A. Ferguson from date of hire, April 1, 1997, through December 31, 1997.

  Long-Term Incentive Plan

     The Cox Radio, Inc. Long-Term Incentive Plan (the "LTIP") provides for various forms of equity-based incentive compensation with respect to Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock and awards consisting of combinations of such incentives. The Compensation Committee of Cox Radio administers the LTIP, and has the discretion to determine the type of awards to be granted, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not "insiders" for purposes of reporting obligations under Section 16 of the Securities Exchange Act of 1934. See "Security Ownership of Management."

     The following table discloses for the Named Executive Officers information regarding options granted under the LTIP during the fiscal year ended December 31, 1999:

                             OPTION GRANTS IN 1999

                                               PERCENT OF                            POTENTIAL REALIZABLE VALUE
                                                 TOTAL                                 AT ASSUMED ANNUAL RATES
                                  NUMBER OF     OPTIONS                                    OF STOCK PRICE
                                  SECURITIES    GRANTED                                   APPRECIATION FOR
                                  UNDERLYING       TO       EXERCISE                       OPTION TERM (B)
                                   OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ---------------------------
NAME                              GRANTED(A)    IN 1999       SHARE        DATE          5%             10%
----                              ----------   ----------   ---------   ----------   -----------   -------------
Robert F. Neil..................    22,900       11.27%      $41.750    01/01/2009    $601,270      $1,523,737
Marc W. Morgan..................     8,800        4.33        41.750    01/01/2009     231,056         585,541
Richard A. Ferguson.............     9,200        4.53        41.750    01/01/2009     241,558         612,156
Richard A. Reis.................     5,400        2.66        41.750    01/01/2009     141,784         359,309
Robert B. Green.................     7,000        3.45        41.750    01/01/2009     183,794         465,771

---------------

(a) Stock options become exercisable over a five year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable in each of the next two years thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the option, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price. Due to the performance of Cox Radio's stock price, all options issued in 1999 have vested.
(b) The dollar amount under the columns are the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $68.0064 and $108.2887, respectively. Cox Radio expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.

     The following table sets forth information related to the number and value of options held at December 31, 1999 by the Named Executive Officers, two of whom exercised options in 1999:

                          1999 YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN THE
                               SHARES                  UNDERLYING UNEXERCISED         MONEY OPTIONS/SARS AT
                              ACQUIRED              OPTIONS AT DECEMBER 31, 1999      DECEMBER 31, 1999(A)
                                 ON       VALUE     ----------------------------   ---------------------------
NAME                          EXERCISE   RECEIVED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------   --------   -----------    -------------   -----------   -------------
Robert F. Neil..............       0     $      0     127,230            0         $9,236,149         $0
Marc W. Morgan..............   3,050       88,698      72,084            0          5,452,200          0
Richard A. Ferguson.........   8,085      157,152      18,324            0          1,077,333          0
Richard A. Reis.............       0            0      18,186            0          1,187,444          0
Robert B. Green.............       0            0      63,822            0          4,863,837          0

---------------

(a) The exercisable value represents the value of the exercisable shares times the difference between the closing price on December 31, 1999 of $99.75 per share and the exercise price of $18.50 per share for all 1996 options; $17.312 per share for all 1/1/97 options; $20.75 per share for all 3/31/97 options; $25.375 per share for all 6/18/97 options; $40.1563 for all 1998 options, and $41.75 for all 1999 options.

  Retirement Plans

     Cox Enterprises, Inc. Pension Plan. The Cox Enterprises, Inc. Pension Plan (the "Pension Plan") is a tax-qualified defined benefit pension plan. The Pension Plan covers all eligible employees of Cox Enterprises and any of its affiliates who have adopted the Plan (including certain of the Named Executive Officers). No employee whose employment commenced after January 1, 1997, including former NewCity employees, is eligible for participation under the Pension Plan. The Pension Plan is funded through a tax-exempt trust, into which contributions are made as necessary based on an actuarial funding analysis.

     The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Plan after completing five years of vesting service. The Pension Plan benefit is determined under a formula based on a participant's compensation and years of benefit accrual service. Participants may elect from several option forms of benefit distribution.

     Cox Executive Supplemental Plan. The Cox Executive Supplemental Plan is a non-qualified defined benefit pension plan providing supplemental retirement benefits to certain management employees of Cox Enterprises and certain of its affiliates (including certain of the Named Executive Officers). The Executive Supplemental Plan is administered by the Management Committee of Cox Enterprises whose members are appointed by the Cox Enterprises Board of Directors. Such committee designates management employees to participate in the Executive Supplemental Plan. No management employee hired from NewCity participates in the Executive Supplemental Plan.

     The Executive Supplemental Plan monthly benefit formula, payable at normal retirement, is 2.5% of a participant's average compensation, as calculated in the Executive Supplemental Plan, multiplied by the participant's years of benefit service credited under the Executive Supplemental Plan. The normal retirement benefit will not exceed 50 percent of a participant's average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the Executive Supplemental Plan are reduced by benefits payable to the participant under the Pension Plan. Participants may elect from several optional forms of benefit distributions.

     The Executive Supplemental Plan is not funded currently by Cox Enterprises. Cox Radio will make annual payments to Cox Enterprises arising from its employees' participation in this plan as benefits are paid to Cox Radio employees under the Executive Supplemental Plan. However, all payments of current and future benefits due to Cox Radio employees will be made from the general funds of Cox Enterprises.

     The following table provides estimates of annual retirement income benefits payable to certain executives under the Pension Plan and the Executive Supplemental Plan:

               PENSION PLAN AND EXECUTIVE SUPPLEMENTAL PLAN TABLE

                                                             YEARS OF SERVICE
FINAL AVERAGE                                    ----------------------------------------
COMPENSATION                                                                      20 OR
(5 YEARS)                                           5         10         15        MORE
-------------                                    -------   --------   --------   --------
$150,000.......................................  $18,750   $ 37,500   $ 56,250   $ 75,000
 250,000.......................................   31,250     62,500     93,750    125,000
 350,000.......................................   43,750     87,500    131,250    175,000
 450,000.......................................   56,250    112,500    168,750    225,000
 550,000.......................................   68,750    137,500    206,250    275,000
 650,000.......................................   81,250    162,500    243,750    325,000
 750,000.......................................   93,750    187,500    281,250    375,000

     The Named Executive Officers participating in the plan have been credited with the following years of benefit service: Mr. Neil, 13 years; Mr. Morgan, 15 years; and Mr. Green, 9 years. The Pension Plan and the Executive Supplemental Plan define "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, long-term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Internal Revenue Code; the Executive Supplemental Plan does not impose this limit on covered compensation. The definition of "covered compensation" under the Pension Plan and the Executive Supplemental Plan, in the aggregate, is not substantially different from the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above. The estimates of annual retirement benefits reflected in such table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security as provided under the terms of the Pension Plan and the Executive Supplemental Plan.

  Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors determines the compensation of the executive officers of Cox Radio. The Compensation Committee currently consists of Paul M. Hughes and Ernest D. Fears, Jr., both of whom are independent directors.

  Performance Graph

     The following graph compares for the period beginning on September 26, 1996, the date Cox Radio's registration statement became effective and Cox Radio's initial public offering was priced at $18.50, and ending on December 31, 1999, the cumulative total return on Cox Radio's Class A Common Stock to the cumulative total returns on the Standard & Poor's 500 Stock Index and on an index consisting of certain peer radio broadcasting companies with which Cox Radio competes (the "Peer Group Index"). The Peer Group Index is comprised of common stock of AMFM, Inc., Clear Channel Communications Inc., and Emmis Broadcasting Corporation and is weighted for the respective market capitalization of each company. The Peer Group Index has been modified from the Peer Group Index used for Cox Radio's 1999 Proxy Statement due to industry consolidation. The comparison assumes $100 was invested on September 26, 1996 in Cox Radio's Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

                                    [CHART]

                                                           CXR                       S&P 500                   PEER GROUP
                                                           ---                       -------                   ----------
9/26/96                                                  100.00                      100.00                      100.00
12/31/96                                                  94.59                      108.57                       83.80
6/30/97                                                  138.51                      130.95                      143.46
12/31/97                                                 217.55                      144.80                      201.99
6/30/98                                                  233.77                      170.45                      271.27
12/31/98                                                 228.37                      186.18                      266.54
6/30/99                                                  293.22                      209.23                      325.25
12/31/99                                                 539.15                      225.36                      454.71

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee administers compensation for executive officers. Cox Radio has developed a policy on executive compensation which is described in this report. This policy formed the basis of compensation decisions made by the Committee for 1999. This policy reflects Cox Radio's belief that stockholders are served well by executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

     In developing compensation plans and setting compensation levels, Cox Radio reviews competitive compensation data provided in the Towers Perrin Media Industry Survey. This survey allows the Company to examine compensation levels at companies with which Cox Radio competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis.

EXECUTIVE OFFICERS' COMPENSATION

     The total compensation of executive officers consists of three components:

     - base salary;

     - annual incentive compensation; and

     - long-term incentive awards.

     The philosophy of the Committee is that a substantial portion of total compensation should be at risk, based on Cox Radio's financial and operational performance. The at-risk components of total compensation are progressively greater for higher level positions.

BASE SALARY

     Base salary is designed to provide meaningful levels of compensation to executives, while helping Cox Radio manage its fixed costs. Salaries for top executives are determined annually, and are based on:

     - job scope and responsibilities;

     - length of service;

     - corporate, unit and individual performance;

     - competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and

     - subjective factors.

     In general, executive base salaries are targeted to the 75th percentile of the competitive data. The 1999 base salaries for the Named Executive Officers were approximately at the targeted 75th percentile of the competitive data.

ANNUAL INCENTIVE COMPENSATION

     Short-term incentives for 1999 were provided for executive officers under the "Annual Incentive Program." Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers, who have a material impact on Cox Radio's performance. Awards earned under the Program are contingent upon employment with Cox Radio through the end of the year, except for payments made in the event of death, retirement or disability, or in the event of a change in control.

     Payouts under the Annual Incentive program are determined based on:

     - annual base salary;

     - a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and

     - actual performance in the areas of operating cash flow, station ratings, station revenue share and other individual objectives.

     In addition, the participant's contribution to results during the year is considered, and a discretionary award in the form of restricted stock may be made.

     Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The "minimum" goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The "maximum" goal reflects an ambitious level of performance which would only be attainable in an outstanding year.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive awards typically are granted annually to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with Cox Radio. Long-term incentives generally are provided through annual grants of nonqualified stock options under the Long-Term Incentive Plan (LTIP). A stock option permits the holder to buy Cox Radio stock at a specific price during a specific period of time. As the price of Cox Radio stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better Cox Radio performance and enhanced stock value. In general, stock option awards will be issued annually with an exercise price equal to the market price of Cox Radio's Class A Common Stock at the time of award.

     All options issued in 1997, 1998 and 1999 have a ten-year term. To encourage continued employment with Cox Radio, these options were designed to vest over a five-year period, with 60% becoming exercisable three years after the date of grant and an additional 20% becoming exercisable in each of the next two years. However, no sooner than six months after the grant date of the options, if the stock price achieves, and for a period of ten consecutive trading days is maintained at, a level equal to or greater than 140% of the price on the grant date, vesting would accelerate and these options would become fully exercisable. Due to the performance of Cox Radio's stock price, all options issued in 1997, 1998 and 1999 have vested.

     To ensure that executive officers and key management employees retain significant holdings in Cox Radio, the Committee encourages them to own Cox Radio stock with a value equal to one to three times their base salary, depending upon their position. For purposes of these guidelines, an employee's holdings include Cox Radio's Class A Common Stock (excluding restricted stock and shares subject to unexercised options) and Cox Enterprises, Inc.'s common stock received as awards under the Cox Enterprises, Inc. Unit Appreciation Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above was applied in establishing Mr. Neil's compensation for 1999. Mr. Neil participated in the same executive compensation plans available to Cox Radio's other executive officers.

     In 1999, Mr. Neil had a base salary of $409,860. On the basis of Cox Radio's performance versus established goals, and Mr. Neil's individual performance, the Board of Directors determined that an annual bonus of $327,888 had been earned for 1999. Effective January 1, 1999, Mr. Neil was granted long-term incentive awards under the LTIP in the form of options for 22,900 shares of Class A Common Stock.

TAX DEDUCTIBILITY CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee of Cox Radio to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m).

                              Ernest D. Fears, Jr.
                                 Paul M. Hughes

                              CERTAIN TRANSACTIONS

     Cox Radio has entered into a revolving credit facility with Cox Enterprises. Borrowings under the credit facility accrue interest at Cox Enterprises' commercial paper rate plus .4%.

     Cox Enterprises performs day-to-day cash management services for Cox Radio, whereby Cox Enterprises receives daily notification of Cox Radio's checks presented for payment and transfers funds from other sources to cover such checks. Settlements of debit or credit balances between Cox Radio and Cox Enterprises occur monthly at market interest rates. Certain other management services have been and will continue to be provided to Cox Radio by Cox Enterprises. Such services include rent, legal, corporate secretarial, tax, treasury, internal audit, risk management, purchasing and materials management, benefits (including pension plan) administration and other support services. Cox Radio was allocated expenses for the years ended December 31, 1997, 1998, and 1999 of $2.2 million, $2.5 million, and $2.7 million, respectively, for such services. Allocated expenses are based on Cox Enterprises' estimate of expenses related to the services provided to Cox Radio in relation to those provided to other divisions of Cox Enterprises. Rent and occupancy expense is allocated based on occupied space. We believe that these allocations are made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had Cox Radio operated on a stand-alone basis. We have not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties could have been. The fees and expenses to be paid by Cox Radio to Cox Enterprises are subject to change. In addition, Cox Interactive Media, Inc., a wholly-owned subsidiary of Cox Enterprises, has designed, developed and operated Internet sites and other similar facilities for Cox Radio.

     Cox Radio was included in the Cox Enterprises consolidated federal income tax return for periods ended on or prior to October 2, 1996. Cox Radio has been and will continue to be included in certain state income tax returns of Cox Enterprises (or other Cox Enterprises subsidiaries) so long as such inclusion is advantageous to both Cox Enterprises and Cox Radio, and is permitted under applicable laws and regulations. Cox Radio has entered into a tax sharing agreement with Cox Enterprises to, among other things, provide for allocation of current income tax expenses and benefits to Cox Radio based on the current tax year effects of the inclusion of its income, expenses and credits in the consolidated or combined income tax returns of Cox Enterprises and subsidiaries.

     Subsidiaries of Cox Radio have entered into leases with Cox Broadcasting with respect to studio and tower site properties in Atlanta, Georgia and Dayton, Ohio that are used for Cox Radio's radio operations and Cox Enterprises' television operations in those markets. The leases have one year terms and the annual rental cost in the aggregate will be less than $0.5 million.

     Certain employees of Cox Radio were awarded equity-based interests in CIMCities, LLC
("CIMCities"), a wholly-owned indirect subsidiary of Cox Enterprises which produces, operates, maintains and promotes a network of local sites on the Internet, under the CIMCities, LLC Long-Term Incentive Plan. These interests are subject to certain restrictions pertaining to exercisability and transferability and account for approximately 2.1% percent of the aggregate outstanding number of units of CIMCities as of February 29, 2000.

                       SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 2)

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 2000. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999. Deloitte & Touche LLP (or one of its predecessors) has audited the financial statements of Cox Enterprises for many years.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of Cox Radio's Class A Common Stock and Class B Common Stock, voting together as a single class, present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
                   CLASS A COMMON STOCK, CLASS B COMMON STOCK
                              AND PREFERRED STOCK

                                (PROPOSAL NO. 3)

     Currently our authorized capital consists of 70,000,000 shares of Class A Common Stock, 45,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock. The Board of Directors recommends that our Certificate of Incorporation be amended to increase the authorized number of shares of Class A Common Stock by 140,000,000 shares, the authorized number of shares of Class B Common Stock by 90,000,000 shares and the authorized number of shares of Preferred Stock by 10,000,000 shares. If the holders of a majority of the voting power of the Class A Common Stock and the Class B Common Stock, voting together as a single class approve the proposed increases, our authorized capital stock will consist of 210,000,000 shares of Class A Common Stock, 135,000,000 shares of Class B Common Stock and 15,000,000 shares of Preferred Stock.

     The Board of Directors considers it in the best interest of Cox Radio and its stockholders for each class to adopt the proposed increases. The additional authorized capital stock will be available for stock dividends or splits, grants under our employee stock option or other benefit plans, future transactions such as acquisitions of other businesses or properties, selling stock to raise additional capital and for other general corporate purposes. However, we have no specific plan or arrangement for the issuance of stock of any class, other than the stock-split described in Proposal No. 4 below and the issuance of stock of all classes from time to time under our employee stock option and other benefit plans. Any issuance of stock by us will be made in accordance with applicable law, including the rules of the New York Stock Exchange and the provisions of our Certificate of Incorporation.

     The affirmative vote of a majority of the voting power of the Class A Common Stock and the Class B Common Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote, is required to approve this proposal. The increase in the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock (together with the proposed three-for-one stock split) may be abandoned after the requisite approval of the stockholders if the Board of Directors determines that the increase in the number of authorized shares and the three for-one-stock split are no longer in the best interests of Cox Radio and its stockholders. The Board will make such determination based on prevailing market conditions, on the likely effect on the market price of the Class A Common Stock, and on other relevant factors. If the amendment is not effected, the Board will take action to abandon the amendment pursuant to Section 242(c) of the Delaware General Corporation Law.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT
            A THREE-FOR-ONE STOCK SPLIT OF THE CLASS A COMMON STOCK
                          AND THE CLASS B COMMON STOCK

                                (PROPOSAL NO. 4)

     You are asked to act upon a proposal to approve the Board of Director's proposal to amend Cox Radio's Certificate of Incorporation to effect a 3-for-1 stock split of the Class A Common Stock and the Class B Common Stock. If approved, the stock split would result in a decrease in the par value of each share, including shares of the Preferred Stock (authorized, with no shares presently outstanding), from $1.00 to $0.33. The Board of Directors has approved the stock split and directed that this proposal to approve the amendment to our Certificate of Incorporation to effect the stock split be submitted to you for consideration.

     If this proposal is approved by the stockholders at the Annual Meeting, the stock split would be payable on May 19, 2000 for stockholders of record on May 12, 2000, unless the Board of Directors determines that the stock split and the increase in the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock are no longer in the best interests of Cox Radio and its stockholders. The Board will make such determination based on prevailing market conditions, on the likely effect on the market price of the Class A Common Stock, and on other relevant factors. If the amendment is not effected, the Board will take action to abandon the amendment pursuant to
Section 242(c) of the Delaware General Corporation Law.

     The Board of Directors has proposed the stock split because it believes that the stock split is in the best long-term and short-term interests of Cox Radio and its stockholders. The increase in the number of outstanding shares of Class A Common Stock and the lower market price per share resulting from the stock split is expected to broaden the market for, and improve the marketability of, the Class A Common Stock and increase the number of stockholders of Cox Radio. Although the impact on the market price of shares of Class A Common Stock cannot be predicted with certainty, it is likely that the stock split would initially result in the market price of each share of Class A Common Stock being approximately one-third of the price previously prevailing, and that the aggregate market price for all shares of Class A Common Stock held at the effective time of the stock split by a particular stockholder should remain approximately the same. You should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares may be higher after the stock split on the same relative interest in Cox Radio because that interest would be represented by a greater number of shares. Since the shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis, we consider it appropriate and fair to effect a 3-for-1 split with respect to both of the outstanding classes of our capital stock.

     In order to give effect to the stock split, we will triple the number of shares of capital stock reserved for issuance under the LTIP, the Directors' Restricted Stock Plan, and the 1999 Employee Stock Purchase Plan.

     Our Class A Common Stock is listed for trading on the New York Stock Exchange. The new shares of Class A Common Stock to be issued as a result of the stock split will be included in our listing on the New York Stock Exchange. Consummation of the stock split will have no material federal tax consequences to stockholders.

     Proportionate voting rights and other rights of stockholders would not be altered by the stock split.

     The affirmative vote of a majority of the voting power of the Class A Common Stock and the Class B Common Stock, voting together as a single class, present at the meeting in person or by proxy, and entitled to vote, is required to approve this stock split. Additionally, an affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, each voting separately as a class, is required to effect the stock split in such class. If either class does not approve the three-for-one stock split for that class and all stockholders voting as a single class do approve the stock split generally, then the stock split can be effected only for the approving class.

     If the stock split is approved by any class or both classes and the Board decides to effect the stock split, commencing on May 19, 2000, our transfer agent will mail stockholders of record on May 12, 2000 a certificate representing the number of shares of capital stock that, when aggregated with such stockholder's present number of shares, will equal the proportionate increase in the number of shares held by the stockholder on the effective date of the stock split, except that if you hold your shares in book-entry form on the transfer agent's books (e.g., most shares acquired through employee plans), the transfer agent will post the new shares to your account and mail you a confirmation.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy.

ANNUAL REPORT ON FORM 10-K

     Cox Radio's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement.

TRANSFER AGENT AND REGISTRAR

     Cox Radio's transfer agent and registrar is First Chicago Trust Company of New York, 525 Washington Blvd., Suite 4694, Jersey City, New Jersey 07310.

SUBMISSION OF STOCKHOLDER PROPOSALS

     It is anticipated that the 2001 Annual Meeting of Stockholders of Cox Radio will be held in May 2001. Any stockholders who intend to present proposals at the 2001 Annual Meeting of Stockholders, and who wish to have such proposals included in Cox Radio's Proxy Statement for the 2001 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Cox Radio not later than November 24, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Cox Radio's 2001 proxy materials.

                                          By Order of the Board of Directors,

                                          /s/Andrew A. Merdek

                                          Andrew A. Merdek
                                          Corporate Secretary

Atlanta, Georgia
March 24, 2000

                             (COX RADIO, INC. LOGO)

                             COX RADIO, INC. (LOGO)


     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COX RADIO, INC. FOR ANNUAL MEETING ON MAY 11, 2000

     The undersigned hereby appoints Robert F. Neil, Andrew A. Merdek and Maritza C. Pichon, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. ("Cox Radio") to be held at 9:30 a.m. local time on Thursday, May 11, 2000, at Corporate Headquarters at 1400 Lake Hearn Drive, N.E., Atlanta, Georgia, or at any adjournment thereof, and to vote at such meeting the shares of stock of Cox Radio the undersigned held of record on the books of Cox Radio on March 14, 2000, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.


                                             (change of address/comments)
ELECTION OF DIRECTORS,
NOMINEES:
1.  David E. Easterly,                       -----------------------------------
2.  Ernest D. Fears, Jr.,                    -----------------------------------
3.  Richard A. Ferguson,                     -----------------------------------
4.  Paul M. Hughes,                          -----------------------------------
5.  James C. Kennedy,                        -----------------------------------
6.  Marc W. Morgan,                          -----------------------------------
7.  Robert F. Neil,                          -----------------------------------
8.  Nicholas D. Trigony                      -----------------------------------

INDEPENDENT AUDITORS:                      (If you have written in the above
Deloitte & Touche LLP                      space, please mark the corresponding
                                           box on the reverse side of this card)

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet.

                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

[x]  Please mark your votes as in this example.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------

                                WITH-                                                     AB-
                      FOR       HELD                              FOR        AGAINST      STAIN
1. Election           [ ]       [ ]         2. Ratification       [ ]        [ ]          [ ]
   of                                          of
   Directors.                                  appointment
   (see                                        of
   reverse)                                    independent
                                               auditors.

For, except vote                            3. Amendment to       [ ]        [ ]          [ ]
withheld                                       the Certificate
from the following                             of
nominee(s):                                    Incorporation
                                               to increase the
                                               number of
                                               authorized
                                               shares

                                            4. Amendment to       [ ]        [ ]          [ ]
                                               the Certificate
                                               of
                                               Incorporation
                                               to effect a 3-
                                               for-1 stock
                                               split

                      5. In the             Change of             [ ]
                         discretion of      Address
                         the proxies        Comments
                         named              on Reverse
                         herein, the        Side
                         proxies are
                         authorized to
                         vote
                         upon other         I plan to             [ ]
                         matters as         attend
                         are properly       the meeting.
                         brought
                         before the
                         meeting.


-----------                      All as more particularly described in the Proxy
                                 Statement relating to such meeting, receipt of which is hereby acknowledged.

                                 Please sign exactly as name appears hereon.
                                 Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 -----------------------------------------------


                                 -----------------------------------------------
                                 SIGNATURE(S)                     DATE

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                (COX RADIO LOGO)
                         VOTE BY TELEPHONE OR INTERNET
                            QUICK * EASY * IMMEDIATE

Cox Radio, Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 8:00 a.m. Eastern time on May 11, 2000.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                  FROM THE U.S. AND CANADA OR DIAL 1-201-536-8073 FROM OTHER
                  COUNTRIES. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
                  http://www.eproxyvote.com/cxr Click on the "Vote Your Proxy" Icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:     Mark, sign and date your proxy card and return it in the
                  postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.